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Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Experts" and "Selected Historical Financial Data" and to the use of our report dated March 2, 2001, with respect to the financial statements of Axys Pharmaceuticals, Inc. included in the Registration Statement (Form S-4) of Applera Corporation for the registration of shares of its common stock.

/s/ ERNST & YOUNG LLP Ernst & Young LLP
Palo Alto, California July 2, 2001

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  Exhibit 23.2
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS